UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2026

FrontView REIT, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-42301	93-2133671
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 McKinney Avenue Suite L10
Dallas, Texas		75204
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 214 796-2445

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock $0.01 par value per share	FVR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 27, 2026, FrontView REIT, Inc. (the “Company”) and FrontView Operating Partnership, the Company’s operating partnership (the “OP”), entered into a distribution agreement (as it may be amended from time to time, the “Distribution Agreement”) with each of J.P. Morgan Securities LLC, BofA Securities, Inc., B. Riley Securities, Inc., BTIG, LLC, Capital One Securities, Inc., Huntington Securities, Inc., Jefferies LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC (and certain of their respective affiliates or agents and other parties named below), acting in their capacity as Agents (as described below), each of J.P. Morgan Securities LLC, BofA Securities, Inc., B. Riley Securities, Inc., Huntington Securities, Inc., Jefferies LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Nomura Securities International, Inc. (acting through BTIG, LLC as its agent), RBC Capital Markets, LLC, StoneX Financial Inc., Truist Securities, Inc. and Wells Fargo Securities, acting in their capacity as Forward Sellers (as defined below), and each of JPMorgan Chase Bank, National Association, Bank of America, N.A., B. Riley Securities, Inc., Huntington Securities, Inc., Jefferies LLC, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Nomura Global Financial Products, Inc., Royal Bank of Canada, StoneX Financial Inc., Truist Bank and Wells Fargo Bank, National Association, acting in their capacity as Forward Purchasers (as described below), relating to the offer and sale of shares of the Company’s common stock, par value $0.01 per share, having an aggregate offering price of up to $75,000,000 (the “Shares”). The Company refers to these entities, when acting in their capacity as sales agents, individually as an “Agent” and collectively as “Agents.” The Company refers to these entities, Nomura Securities International, Inc. and StoneX Financial Inc., when acting in their capacity as agents for the Forward Purchasers (as defined below), individually as a “Forward Seller” and collectively as “Forward Sellers.” Unless otherwise expressly stated or the context otherwise requires, the “appointed”, “applicable” or “relevant” Forward Seller with respect to a particular Forward Purchaser will be the Forward Seller entity that is the same entity as, or an affiliate of, such Forward Purchaser.

Pursuant to the terms of the Distribution Agreement, the Company may issue and sell the Shares, from time to time, through the Agents, acting as the Company’s sales agents, or directly to the Agents, acting as principal, at a price per share to be agreed upon at the time of sale. If the Company sell shares to an Agent as principal, it will enter into a separate terms agreement with that Agent. Sales of the Shares, if any, would be made in transactions that are deemed to be at-the-market offerings as defined in Rule 415 of the Securities Act of 1933, as amended, or in negotiated transactions, which may include block trades, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Agents are not required to sell any specific number or dollar amount of the Shares, but each Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulation to sell shares designated by us in accordance with the Distribution Agreement. The Company will pay each Agent a commission of up to 2.0% of the gross sales price of the Shares sold by such Agent.

The Distribution Agreement provides that, in addition to the issuance and sale of the Shares to or through the Agents, the Company may also enter into one or more forward sale agreements under the separate master forward confirmations and any related supplemental confirmations between the Company and a Forward Seller or its affiliate or agent. The Company refers to these entities, Nomura Global Financial Products, Inc. and StoneX Financial Inc., when acting in this capacity, individually as a “Forward Purchaser” and collectively as “Forward Purchasers.” In connection with any forward sale agreement, the relevant Forward Purchaser (or its affiliate) will, at our request, use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable laws and regulations, to borrow from third parties and, through its affiliated Forward Seller, sell a number of shares of common stock equal to the number of shares of common stock underlying the particular forward sale agreement.

The Company will not initially receive any proceeds from the sale of any borrowed shares of common stock by a Forward Seller. The Company expects to fully physically settle each particular forward sale agreement (by delivery of its common stock) with the relevant Forward Purchaser on one or more dates specified by the Company no later than a date specified in the particular forward sale agreement, which will be no earlier than three months or later than two years from entry into the applicable forward sale agreement, in which case the Company will expect to receive aggregate net cash proceeds at settlement equal to the number of shares of common stock underlying the particular forward sale agreement multiplied by the relevant forward sale price, subject to the price adjustment and other provisions of the forward sale agreement. However, subject to certain exceptions, the Company may also elect to cash settle or net share settle a particular forward sale agreement, in which case the Company may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and the Company may owe cash (in the case of cash settlement) or shares of common stock (in the case of net share settlement) to the relevant Forward Purchaser.

Each Agent will receive from the Company a commission that will not exceed, but may be lower than, 2.0% of the gross sales price of all Shares sold through it as Agent under the Distribution Agreement. In connection with each forward sale, the Company will pay the relevant Forward Seller, in the form of a reduced initial forward sale price under the related forward sale agreement with the related Forward Purchaser, commissions at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the gross sales price of all borrowed Shares sold during the applicable forward hedge selling period by it as a Forward Seller.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Nos. 333-292002 and 333-292002-01), which were declared effective by the Securities and Exchange Commission (“SEC”) on December 17, 2025, and a prospectus supplement, dated February 27, 2026, as the same may be amended or supplemented. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any of the Shares.

The foregoing description of the Distribution Agreement and the master forward confirmations (and related supplemental confirmations) does not purport to be complete and is qualified in its entirety by the full text of the Distribution Agreement and the form of master forward confirmation, which are attached as Exhibits 1.1 and 1.2 hereto and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

INDEX TO EXHIBITS

Exhibit No.	Description
1.1

Distribution Agreement, dated as of February 27, 2026, by and among FrontView REIT, Inc., FrontView Operating Partnership, and each of J.P. Morgan Securities LLC, JPMorgan Chase Bank, National Association, BofA Securities, Inc., Bank of America, N.A., B. Riley Securities, Inc., BTIG, LLC, Capital One Securities, Inc., Huntington Securities, Inc., Jefferies LLC, Mizuho Securities USA LLC, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Nomura Securities International, Inc., Nomura Global Financial Products, Inc., RBC Capital Markets, LLC, Royal Bank of Canada, StoneX Financial Inc., Truist Securities, Inc., Truist Bank, Wells Fargo Securities, LLC and Wells Fargo Bank, National Association

1.2	Form of Master Forward Confirmation
5.1	Opinion of Venable LLP regarding the legality of the securities being registered
23.1	Consent of Venable LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FrontView REIT, Inc.

Date:	February 27, 2026	By:	/s/ Pierre Revol
Pierre Revol Chief Financial Officer, Treasurer and Secretary